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                                                                    EXHIBIT 10.8


                             OPTIONAL ADVANCE NOTE
                                (Variable Note)
$400,000.00 Plus Interest                               Los Angeles, California
                                                        June 30, 1998

                "THIS IS A VARIABLE RATE LOAN - BALLOON PAYMENT"

     FOR VALUE RECEIVED, the undersigned hereby promises to pay to BAY AREA FINANCIAL CORPORATION, or order, at 12400 Wilshire Boulevard, Suite 230, Los Angeles, California the principal sum of $400,000.00, or so much thereof as shall at any time be advanced by the Lender, plus interest on the unpaid principal balance as provided below. All or any part of the principal on this note may be borrowed, repaid and re-borrowed from time to time prior to maturity. Loans hereunder may be made upon the oral or written request of any person authorized in the resolution on file with BAY AREA FINANCIAL CORPORATION.

     This is a variable interest rate note and the interest rate may increase or decrease depending upon subsequent changes in the prime rate of interest. The "prime rate of interest" is the prime rate announced as being charged by Wells Fargo Bank of California, from time to time. Should at any time, Wells Fargo Bank cease announcing a prime rate of interest then "prime rate of interest" under this note shall mean whatever reference rate Wells Fargo Bank does announce as being a substitute for its prime rate of interest. Interest on this note shall be computed on the basis of a 360 day year for actual days elapsed.

     This is a variable interest rate loan and the interest rate will increase or decrease with changes in the prime loan rate. This interest rate will be 3.50 percentage points above the prime loan rate. The initial prime loan rate is eight and one-half percent (8.50%) which is the published rate as of June 30, 1998; therefore, the initial interest rate is 12.00% per year. As the prime rate of interest increases or decreases, the rate of interest hereunder shall correspondingly increase or decrease so that the interest rate shall at all times be equal to 3.50 percentage points higher than the prime rate on a daily basis.

     Interest will be payable in monthly installments which installments are due
on the        day of each month commencing July 30, 1998 and continuing
thereafter until this note has been paid in full. Principal shall be payable in full on December 30, 1999 ("the final maturity date"), together with (1) all accrued and unpaid interest and (2) all sums which are owed to BAY AREA FINANCIAL CORPORATION under the terms of this note including but not limited to late charges, costs of any kind or nature, and/or advancements of any kind or nature made by BAY AREA FINANCIAL CORPORATION for the protection of the liens on the real property which is security for this note.

     This note is secured by a guaranty of one (1) deed of trust of
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even date herewith to Job Insurance Agency, a California corporation, as
Trustee, and reference is made to such Deed of Trust for rights to acceleration of the indebtedness evidenced by this note, including the following paragraph:

        "If the Trustor shall sell, convey or alienate the property herein described, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Beneficiary being first had and obtained, the Beneficiary shall have the right at its option to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable."

        In the event of failure to pay principal or interest under this note when due, or in the event of default under any agreement between the undersigned and BAY AREA FINANCIAL CORPORATION may, at its election and without notice to undersigned, declare the entire unpaid balance hereof together with all accrued interest immediately due and payable.

        Payments on this note shall be credited first to interest then due and the remainder to principal. If this note is not paid when due, the undersigned promises to pay all costs of collection and reasonable attorneys' fees incurred by Bank whether or not suit is filed hereon.

        If any installment of principal or interest hereunder is not paid when due, the holder shall have the following rights in addition to the rights set forth in the preceding paragraph: (a) the right to add unpaid interest to principal and to have such amount thereafter bear interest as provided in this note, and (b) if any installment is more than ten (10) days past due, the right to collect a charge of six percent (6%) of the delinquent payment or fifteen dollars ($15.00) whichever is greater. This charge is the result of a reasonable endeavor by the undersigned and the holder to estimate the holder's added costs and damages resulting from the undersigned's failure to timely make payments under this note, hence the undersigned agrees that the charge shall be presumed to be the amount of damage sustained by the holder since it is extremely difficult to determine the actual amount necessary to reimburse the holder for such damages. If this note is not paid when due, the undersigned further promises to pay all costs of collection, foreclosure fees and reasonable attorneys' fees incurred by the holder whether or not suit is filed hereon.

        In the event of a default under this note, including but not



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limited to: nonpayment of any installment of principal or interest within ten
(10) days of its designated due date; failure to pay insurance premiums or property taxes; transfer of title, the remaining principal balance shall bear interest at a rate of interest which shall be ten percent (10%) higher than the aforementioned prime rate of interest until this note has been paid in full.

     No transfer of an interest by the beneficiary in this Note shall be effective unless notice of such transfer, including the name and address of the transferee, has been provided to you. If such transferee does not provide you with satisfactory evidence that it is not a foreign corporation or nonresident alien, you shall have the right to withhold tax from the payments due to such transferee as required under the Internal Revenue Code or applicable state law, and the withholding of such interest shall not constitute a default under this Note or the Deeds of Trust securing the same.

     This note is secured by a guaranty of one (1) trust deed on the property commonly known as 348 Bentel, Los Angeles, CA 90049.

     The undersigned may prepay all or any part of this note at any time without penalty or premium whatsoever by paying the balance owing plus all accrued and unpaid interest thereon.

     Presentment of payment, notice of dishonor, protest, and notice of protest are expressly waived. No delay or omission by Bank to exercise any right hereunder, whether before or after the happening of any event of default, shall impair any such right or shall be construed as a waiver thereof or of any such event of default. This note cannot be changed, modified, amended or terminated orally.

Dated: June 30, 1998

BORROWERS                               GUARANTOR

ADRENALIN INTERACTIVE, INC.             THE JAY AND SUSAN SMITH
A Delaware corporation                  LIVING TRUST DATED JUNE 27, 1995

By: /s/ JAY SMITH III                   /s/ JAY SMITH III
    ----------------------------        ---------------------------------
    JAY SMITH III                       JAY SMITH III
    President & Secretary               Trustee


                                        /s/ SUSAN S. SMITH
                                        ---------------------------------
                                        SUSAN S. SMITH
                                        Trustee



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